Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

NRG Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Unit(2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share		4,400,000	$37.35		$164,340,000	$0.00011020	$18,110.27
Total Offering Amounts					$		$0.00011020	$18,110.27
Total Fee Offsets								$0.00
Net Fee Due								$18,110.27

(1)	This Registration Statement shall also cover an indeterminate number of additional shares of common stock of the Registrant which may become issuable under the Amended and Restated Employee Stock Purchase Plan described herein by reason of any stock dividend, stock split, or any other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low selling prices of the Common Stock on August 2, 2023, as reported on the New York Stock Exchange.

Table 2 – Fee Offset Claims and Sources

N/A